 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                March 2, 2015

EFLO ENERGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-54328	26-3062721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(281) 260-1034

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2015, EFLO Energy, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Fundacion Inversiones Barroco (“FIB”), a Panamanian corporation, whereby the Company borrowed CAD $600,000 from FIB (the “Loan”).  The Loan bears interest at a rate of 10% per annum, is unsecured and due on or before February 1, 2016 (the “Maturity Date”).

In the event that the Company enters into any acquisition, sale or joint venture agreement with respect to its Kotaneelee Project and such transaction provides sufficient funds to the Company to repay the Loan prior to the Maturity Date, FIB may accelerate the Maturity Date of the Loan to a date that is thirty days from the date of the acceleration notice.

The above summary is qualified in its entirety by reference to the full text of the Loan Agreement and Promissory Note, copies of which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Loan Agreement dated as of March 2, 2015 between the Company and Fundacion Inversiones Barroco.
10.2	Promissory Note dated as of March 2, 2015 executed by the Company in favor of Fundacion Inversiones Barroco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFLO ENERGY, INC.

Date: March 4, 2015	By:	/s/ Al Conrad Kerr, Jr.,
Al Conrad Kerr, Jr.,
Chief Executive Officer